                                    VOICENET, INC.

                          UNDERWRITER'S WARRANT AGREEMENT

         UNDERWRITER'S WARRANT AGREEMENT dated as of ________ ,1997 by and among VOICENET, INC., a Delaware corporation (the "Company") and GRADY AND HATCH & COMPANY, INC., as representative of the underwriting syndicate (the "Underwriter").

                                 W I T N E S S E T H:


    WHEREAS, the Company proposes to issue to the Underwriter warrants ("Warrants") to purchase up to 187,500 Shares of Common Stock, $.01 par value, of the Company (the "Shares").

    WHEREAS, the Underwriter has agreed, pursuant to the Underwriting Agreement (the "Underwriting Agreement") dated March __, 1997 by and between the Underwriter and the Company, to act as the Underwriter on a "best efforts, 750,000 shares of Common Stock minimum or none" basis in connection with the Company's proposed public offering of up to a maximum of 1,875,000 shares of Common Stock (the "Initial Public Offering"); and

    WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date of the Company's Initial Public Offering to the Underwriter in consideration for, and as part of the Underwriter's compensation in connection with, the Underwriter acting as the Underwriter pursuant to the Underwriting Agreement;

    NOW, THEREFORE, in consideration of the foregoing premises which are incorporated into the terms hereof and the payment by the Underwriter to the Company of $10, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  GRANT.

    The Underwriter and its Permitted Transferees, as hereinafter defined ("Holders") are hereby granted the right to purchase, at any time from March __, 1998, 5:00 p.m., New York time, until March __, 2002, up to 187,500 shares at an initial exercise price (subject to adjustment as provided in Section 7 hereof) of $8.80 per Share, subject to the terms and conditions of this Agreement.


2.  WARRANT CERTIFICATES.

    The warrant certificates (the "Warrant Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

3.  EXERCISE OF WARRANTS.

    The Warrants are exercisable during the term set forth in Section 1 hereof at the Exercise Price (defined below) per Share, as the case may be, set forth in Section 6 hereof payable by certified or cashier's check or money order payable in lawful money of the United States, subject to adjustment as provided in Section 7 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares, (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company's principal office in New York (380 Lexington Avenue, Suite 517, New York, NY 10168), the registered holder of a Warrant Certificate ("HOLDER" OR "HOLDERS") shall be entitled to receive a certificate or certificates already defined in Section 1 for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof; in whole or in part. The Warrants may be exercised to purchase all or part of the Shares. In the case of the purchase of less than all the Shares purchasable on the exercise of Warrants represented by a Warrant Certificate, the Company shall cancel the Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

4.  ISSUANCE OF CERTIFICATES.

    Upon the exercise of the Warrants and payment of the Exercise Price therefor, the issuance of certificates for the Shares, properties or rights underlying such Warrants shall be made forthwith (and in any event within three
(3) business days thereafter) without further charge to the Holder thereof; and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of or in such names as may be directed by, the Holders thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holders, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant Certificates and the certificates representing the Shares, or other securities, property or rights (if such property or rights are represented by certificates) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

5.  RESTRICTION ON TRANSFER OF WARRANTS.

    A Holder, by its acceptance thereof covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that the Warrants may be sold, transferred, assigned, hypothecated or otherwise disposed of; in whole or in part, to any person (a "Permitted Transferee"), provided such transfer, assignment, hypothecation or other disposition is made in accordance with the provisions of the Securities Act of 1933 (the "Act"); and provided, further, that until March __, 1998, only officers and partners of the Underwriter, and any underwriter, placement agent and selling group member and their respective officers and partners, shall be Permitted Transferees.

6.  EXERCISE PRICE.

    a. INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in
Section 7 hereof; the initial exercise price of each Warrant to purchase Shares shall be $ 8.80 per Share. The respective adjusted exercise prices shall be the prices which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 7 hereof.

    b. EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

7.  ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES: REDEMPTION.

    a.(i) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof; issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the applicable Exercise Price for the Warrants (whether or not the same shall be issued and outstanding) in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the applicable Exercise Price in effect immediately prior to such Change of Shares, and (b) the consideration, if any, received by the Company upon such issuance, subdivision or combination by (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the applicable Exercise Price be adjusted pursuant to this computation to an amount in excess of the applicable Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock.

    For the purposes of any adjustment to be made in accordance with this
Section 7(a) the following provisions shall be applicable:

    (1) Shares or equivalents of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

    (2) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined in good faith by the Board of Directors of the Company on the basis of a record of values of similar property or services.

    (3) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

    b.   Upon each adjustment of the applicable Exercise Price pursuant to this
Section 7, the number of shares of Common Stock purchaseable upon the exercise of each Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment by the applicable Exercise Price in effect prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

    c. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of securities issuable upon exercise of such Warrant immediately prior to such reclassification change, consolidation, merger, sale or conveyance and shall forthwith file at the Corporate Office of the Warrant Agent a statement signed by its President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provision. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 7a. The above provisions of this Section 7c. shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

    d. Irrespective of any adjustments or changes in the applicable Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates, continue to express the applicable Exercise Price per share and the number of shares purchasable thereunder as the applicable Exercise Price per share and the number of shares purchasable thereunder were expressed in the Warrant Certificates when the same were originally issued.

    e. After each adjustment of the applicable Exercise Price pursuant to this Section 7, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the applicable Exercise Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant, after such adjustment, and
(iii) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each registered Holder at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

    f. No adjustment of the applicable Exercise Price shall be made as a result of or in connection with the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof. In addition, registered Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

    g. DEFINITION OF COMMON STOCK. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common
Stock in the Certificate of Incorporation of the Company as it may be amended as of the date hereof; or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall, after the date hereof, issue securities with greater or superior voting rights than those of the shares of Common Stock outstanding as of the date hereof; the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

    h. RECLASSIFICATION. MERGER OR CONSOLIDATION. The Company will not merge, reorganize or take any other action which would terminate the Warrants without first making adequate provision for the Warrants. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation or other entity of the property of the Company as an entirety, the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to purchase, upon exercise of such Warrant, the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying such Warrants immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance, as if such Holder has exercised the Warrants. In the event of a consolidation, merger, sale or conveyance of property, the corporation formed by such consolidation or merger, or acquiring such property, shall execute and deliver to the Holders a supplemental warrant agreement to such effect. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustment to those provided in Section 7. The provisions of this Section 7(h) shall similarly apply to successive consolidations or mergers.

    i. NO ADJUSTMENT OF EXERCISE PRICES IN CERTAIN CASES. No adjustment of the Exercise Price shall be made:

    (1) Upon the issuance or sale of the shares of Common Stock pursuant to the Initial Public Offering; or the options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof as described in the prospectus relating to the Initial Public Offering.

    (2) If the amount of said adjustments shall be less than one ($.01) cent per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least one ($.01) cent per Share.

    j. DIVIDENDS AND OTHER DISTRIBUTIONS. In the event that the Company shall at any time prior to the exercise of all the Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof; to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 7 (j).

    k. SUBSCRIPTION RIGHTS FOR SHARES OR COMMON STOCK OF OTHER SECURITIES. In the event that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants, issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the stockholders of the Company, the Holders of the unexercised Warrants shall be entitled to receive, in addition to the Shares and other securities receivable upon the exercise of the Warrants, such rights at the time such rights are distributed to the other stockholders of the Company.

    l. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

    Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

8.  ELIMINATION OF FRACTIONAL INTERESTS.

    The Company shall not be required to issue certificates representing fractions of Shares, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a Holder exercises all Warrants held of record by such Holder the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares, or other securities, properties or rights.

9. RESERVATION AND LISTING OF SECURITIES.

    The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all the Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause the Common Stock to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed or quoted.

10. NOTICES TO WARRANT HOLDERS.

    Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

    a. the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

    b. the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

    c. a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

11. COMMON STOCK WARRANTS.

    The form of the certificates representing the Warrants and the form of election to purchase shares of Common Stock upon the exercise of the Warrants and the form of assignment printed on the reverse thereof shall be substantially as set forth in Exhibit A.

12. NOTICES.

    All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

    a. If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

    b. If to the Company to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

13. SUPPLEMENTS AND AMENDMENTS.

    The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Warrant Certificates.

14. SUCCESSORS

    All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Underwriter, the Holders and their respective successors and assigns hereunder.

15. TERMINATION.

    This Agreement shall terminate at the close of business on March __, 2002. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on the expiration of any applicable statute of limitations.

16. GOVERNING LAW: SUBMISSION TO JURISDICTION.

    This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws, except that matters concerning the validity of the issuance of securities shall be determined and construed in accordance with the laws of Delaware. The Company, the Underwriter or other Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter or other Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriter or other Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof; by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 12 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

17. ENTIRE AGREEMENT: MODIFICATION.

    This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof. Subject to Section 15, this Agreement may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

18. SEVERABILITY.

    If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

19. CAPTIONS.

    The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

20. BENEFITS OF THIS AGREEMENT.

    Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder(s) of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder(s) of the Warrant Certificates.

21. COUNTERPARTS.

    This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

22. BINDING EFFECT.

    This Agreement shall be binding upon and inure to the benefit of the

Company, the Underwriter and their respective successors and assigns and the Holders from time to time of the Warrant Certificate(s) or any of them.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                             VOICENET, INC.

                             By:________________________________
                                  Frank Carr, President & Chief
                                  Executive Officer


                             GRADY AND HATCH & COMPANY, INC.


                             By:________________________________
                                Raymond Hatch

                                      EXHIBIT A


                                    VOICENET, INC.

                                 WARRANT CERTIFICATE


THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered for sale or sold except pursuant to (i) an effective registration statement under the Act, or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

EXERCISABLE COMMENCING MARCH __, 1998 THROUGH 5:00 P.M., NEW YORK TIME MARCH __, 2002.

No. _____________Warrants

    This Warrant Certificate certifies that ______________________ or registered assigns, is the registered holder of __________ warrants (the "Warrants") to purchase initially, at any time from March , 1998, until 5:00 p.m., New York time on March , 2002 (the "Expiration Date"), up to ________ fully paid and nonassessable shares (the "Shares"), of Common Stock, $.01 par value (the "Common Stock"), of VOICENET, INC., a Delaware corporation (the "Company"), at the exercise price of $8.80 per Share (the "Exercise Price"), upon the surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of March , 1997 (the "Warrant Agreement") by and among the Company and Grady and Hatch & Company, Inc., as Underwriter of the several underwriters (the "Underwriter"). Payment of the Exercise Price shall be made by certified or cashier's check or money order payable to the order of the Company. No Warrant may be exercised after 5:00 P.M, New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

    The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

    The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

    Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

    Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

    The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof; and of any distribution to the holder(s) hereof; and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

    IN WITNESS WHEREOF, the undersigned has executed this certificate this _____ day of _________, 199__.

[SEAL]
                             VOICENET, INC.


                             By:_______________________
                                  Frank Carr,
                                  President

ATTEST:


By:_____________________________
   William Potter, Secretary

                                  FORM OF ASSIGNMENT


(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED________________
hereby sells, assigns and transfers unto _______________________

                  (Please print name and address of transferee)




_____________________ warrants registered by this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Warrant Certificate on the books of Voicenet, Inc., with full power of substitution.

Dated:_____________________

                        Signature___________________________________

                        (Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.)


                        (Insert Social Security or Other
                        Identifying Number of Holder)

                             FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

                                   ________ Shares


and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of Voicenet, Inc., in the amount of $___________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of __________________ whose address is _____________________________ and that such
Certificate be delivered to _______________________ whose address is
________________________

Dated:___________________

                        Signature___________________________________

                        (Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.)


                        (Insert Social Security or Other
                        Identifying Number of Holder)